     As filed with the Securities and Exchange Commission on 1 October 2002

                                     Registration No.
                                                      ---------------
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                 ---------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        AIR PRODUCTS AND CHEMICALS, INC.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
--------------------------------------------------------------------------------
         (State or Other Jurisdiction of Incorporation or Organization)

                                   23-1274455
--------------------------------------------------------------------------------
                      (I.R.S. Employer Identification No.)

           7201 Hamilton Boulevard, Allentown, Pennsylvania 18195-1501
--------------------------------------------------------------------------------
                (Address of Principal Executive Offices)    (Zip Code)

       Air Products and Chemicals, Inc. Employee Stock Option Awards and
                         Stock Incentive Program Awards
--------------------------------------------------------------------------------
                            (Full Title of the Plan)

         W. Douglas Brown, Vice President, General Counsel and Secretary
           Air Products and Chemicals, Inc., 7201 Hamilton Boulevard,
                            Allentown, PA 18195-1501
--------------------------------------------------------------------------------
                     (Name and Address of Agent for Service)

                                  610-481-4911
--------------------------------------------------------------------------------
          (Telephone Number, Including Area Code, of Agent for Service)

                                CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------
                                                            Proposed
                                         Proposed           maximum
  Title of securities   Amount to be     maximum offering   aggregate offering   Amount of
  to be registered      registered       price per share    price                registration fee(1)
-----------------------------------------------------------------------------------------------------
  Common Stock,
  par value $1
-----------------------------------------------------------------------------------------------------
  Options granted
  October 1, 1999        2,163,500       $28.78             $62,265,530          $5,728.43
-----------------------------------------------------------------------------------------------------
  Options granted
  October 2, 2000          624,750       $35.82             $22,378,545          $2,058.83
-----------------------------------------------------------------------------------------------------
  Options granted
  October 1, 2001          645,150       $38.02             $24,528,603          $2,256.63
-----------------------------------------------------------------------------------------------------

(1) The registration fee with respect to these shares has been computed in accordance with paragraph (h) of Rule 457, based upon stated exercise price of the Options.

Air Products and Chemicals, Inc. (the "Company"), by the filing of this Registration Statement, hereby registers additional shares of common stock of the Company for offer and sale pursuant to the Employee Stock Option Awards and Stock Incentive Program Awards (the "Plan"). These are securities of the same class as the securities registered for offer and sale pursuant to the Plan under the Registration Statement on Form S-8 referenced below, the contents of which are incorporated herein by reference:

                       NUMBER                  DATE FILED
                       ------                  ----------
                      333-60147              July 30, 1998

ITEM 8.    EXHIBITS.

            23. Consents of Arthur Andersen LLP (omitted pursuant to Rule 437a as described in the Exhibit Index for the Registration Statement)

            24.  Power of Attorney

                                   SIGNATURES

      The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Allentown, Commonwealth of Pennsylvania, on this 1st day of October 2002.

                                          AIR PRODUCTS AND CHEMICALS, INC.
                                          (Registrant)


                                          By:  /s/ W. Douglas Brown
                                             ---------------------------------
                                                W. Douglas Brown*
                                                Vice President, General Counsel
                                                and Secretary

-----------------
* W. Douglas Brown, Vice President, General Counsel and Secretary, by signing his name hereto, signs this Registration Statement on behalf of the registrant and, for each of the persons indicated by asterisk on pages 3 and 4, hereof, pursuant to a power of attorney duly executed by such persons which is filed with the Securities and Exchange Commission herewith.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

         Signature                      Title                       Date
         ---------                      -----                       ----
                            Director, Chairman of the
                            Board, President, and
/s/ John P. Jones III       Chief Executive Officer            1 October 2002
------------------------    (Principal Executive
    John P. Jones III        Officer)


                            Vice President and Chief
/s/ John R. Owings          Financial Officer                  1 October 2002
------------------------    (Principal Financial
    John R. Owings          Officer)


                            Vice President and
/s/ Paul E. Huck            Corporate Controller               1 October 2002
------------------------    (Principal Accounting
    Paul E. Huck            Officer)


           *                         Director                  1 October 2002
------------------------
    Mario L. Baeza


           *                         Director                  1 October 2002
------------------------
   L. Paul Bremer III


           *                         Director                  1 October 2002
------------------------
   Michael J. Donahue


           *                         Director                  1 October 2002
------------------------
   Ursula F. Fairbairn


           *                         Director                  1 October 2002
------------------------
  Edward E. Hagenlocker


           *                         Director                  1 October 2002
------------------------
   James F. Hardymon

         Signature                      Title                       Date
         ---------                      -----                       ----
           *                         Director                  1 October 2002
------------------------
   Terry R. Lautenbach


                                     Director                  1 October 2002
------------------------
   Terrence Murray


           *                         Director                  1 October 2002
------------------------
   Charles H. Noski


           *                         Director                  1 October 2002
------------------------
    Paula G. Rosput


           *                         Director                  1 October 2002
------------------------
   Lawrason D. Thomas

     As filed with the Securities and Exchange Commission on 1 October 2002

                             Registration No.
                                              ------
--------------------------------------------------------------------------------



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------



                                    EXHIBITS

                                       TO

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------




                        AIR PRODUCTS AND CHEMICALS, INC.

                   RETIREMENT SAVINGS AND STOCK OWNERSHIP PLAN

--------------------------------------------------------------------------------

                                  EXHIBIT INDEX


     23.   Consent of Arthur Andersen LLP

    The Company's financial statements as of September 30, 2001 and 2000 and for the three years ended September 30, 2001 incorporated herein by reference to the Company's Annual Report on Form 10-K for the year ended September 30, 2001 were audited by Arthur Andersen LLP ("Andersen"). Subsequently, Andersen was dismissed as the Company's independent auditors.

    Section 11(a) of the Securities Act of 1933 (the "Act") provides that in case any part of a registration statement, at the time it became effective, contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading, any person acquiring a security pursuant to the registration statement (unless at the time of such acquisition he knew of the untruth or omission) may sue, among others, any accountant who has consented to be named in the registration statement as having prepared or certified such part of the registration statement. After reasonable efforts, the Company has been unable to obtain the consent of Andersen to the incorporation by reference in this registration statement of Andersen's reports on its audit of the Company's financial statements referred to above. Under these circumstances, Rule 437a under the Securities Act permits the Company to file this Registration Statement without such consents. Without such consents, a person acquiring shares of the Company pursuant to this Registration Statement will be unable to assert a claim against Andersen under Section 11(a) of the Act in the event of an untrue statement of material fact or a material omission in the financial statements audited by Andersen or in its reports with respect thereto.

    24.    Power of Attorney

    No opinion of counsel is being filed because the Common Stock, if any, to be distributed in connection with the Plan will consist exclusively of previously issued shares including shares that are presently held by the Company in treasury or under the Air Products and Chemicals, Inc. Flexible Employee Benefits Trust (which was created to provide for the satisfaction of certain obligations of the Company and its affiliates under various employee plans, including the Plan) and will not constitute original issuance shares; further, no opinion is being furnished with respect to ERISA compliance because the Plan is not subject to the requirements of ERISA.